UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

Blue Owl Technology Finance Corp. II

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56371	87-2993019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On June 28, 2024, Athena Funding I LLC (“Athena Funding I”) executed the Fifth Amendment to the Credit Agreement (the “Amendment”), dated as of July 15, 2022, by and among Athena Funding I, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, and the lenders party thereto. The Amendment (i) increases the total commitment from $625,000,000 to $925,000,000, consisting of increases of the total term loan commitment from $312,500,000 to $462,500,000, and increases of the total revolving loan commitment from $312,500,000 to $462,500,000, (ii) decreases the interest spread from 2.75% to 2.50%, (iii) includes that Athena Funding I will pay certain unused fees subject to minimum utilization during the Reinvestment Period, (iv) includes the ability to request borrowings in certain non-US dollar currencies, (v) extends the Reinvestment Period from July 15, 2024 to July 15, 2026 and the Stated Maturity from July 15, 2032 to July 15, 2034, and (vi) requires that Athena Funding I owe a prepayment penalty to the extent the commitments are terminated or permanently reduced during the first year following the Closing Date.

Item 2.03 - Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Fifth Amendment to Credit Agreement, dated as of June 28, 2024, among Athena Funding I LLC, as Borrower, Société Générale, as Administrative Agent, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Owl Technology Finance Corp. II

Date: July 3, 2024	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Financial Officer and Chief Operating Officer